SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             Monadnock Bancorp, Inc.
                             -----------------------
             (Exact Name of Registrant as Specified in Its Charter)


                  Maryland                             20-4649880
----------------------------------------    -----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



One Jaffrey Road, Peterborough, New Hampshire                     03458
----------------------------------------------                    -----
(Address of Principal Executive Offices)                        (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           Pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.[ ]                                    box. [X]

     Securities Act registration statement file number to which this form relates: 333-132548

     Securities to be registered pursuant to Section 12(b) of the Act.

             None                                           N/A
        ----------------                        -----------------------------
        (Title of Class)                        (Name of Each Exchange on Which
                                                Each Class is to be Registered)


     Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value $0.01 per share
                    ---------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Our Dividend Policy," "The Conversion," "Description of Capital Stock of Monadnock Bancorp, Inc. Following the Conversion," and "Restrictions on Acquisition of Monadnock Bancorp, Inc." in the Registrant's Registration Statement on Form SB-2 (File No. 333-132548), as filed March 17, 2006 and as amended on April 28, 2006, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and Bylaws, reference is made to "Description of Capital Stock of Monadnock Bancorp, Inc. Following the Conversion," and "Restrictions on Acquisition of Monadnock Bancorp, Inc." in the Registrant's Registration Statement on Form SB-2 (Registration Number 333-132548), as filed March 17, 2006 and as amended on April 28, 2006.

Item 2.  Exhibits.
-----------------

     1. Registration Statement on Form SB-2 (Registration Number 333-132548) as filed March 17, 2006 and as amended on April 28, 2006, is hereby incorporated by reference.

     2. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 as filed March 17, 2006 and as amended on April 28, 2006).

     3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 as filed March 17, 2006 and as amended on April 28, 2006).

     4. Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form SB-2 as filed March 17, 2006 and as amended on April 28, 2006).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           MONADNOCK BANCORP, INC.



Date:   June 26, 2006                  By: /s/ William M. Pierce, Jr.
                                           --------------------------
                                           William M. Pierce, Jr.
                                           President and Chief Executive Officer